UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	SEPTEMBER 30, 2005

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA (State or other jurisdiction of incorporation)	000-30758 (Commission File Number)	62-12-62580 (IRS Employer Identification No.)

8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA (Address of principal executive offices)		L6T 5P6 (Zip Code)

Registrant’s telephone number, including area code	905-863-0000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     OTHER EVENTS

On September 30, 2005, Nortel Networks Corporation (“NNC”) issued a Press Release announcing that in connection with two pending class action lawsuits in the Southern District of New York against NNC and others, the two presiding United States District Judges, the Honorables Richard M. Berman and Loretta A Preska, have appointed the Honorable Robert W. Sweet as a mediator to oversee settlement negotiations between NNC and the lead plaintiffs in such actions. The appointment was pursuant to a request by NNC and the lead plaintiffs for the Courts’ assistance to facilitate the possibility of achieving a global settlement encompassing these two actions.

NNC owns all of the registrant’s common shares and the registrant is NNC’s principal direct operating subsidiary.

Such press release is attached hereto as Exhibit 99.1, and such press release is incorporated by reference herein (other than information included on or linked from the registrant’s website, referenced in such release, which is not incorporated by reference into this report).

Item 9.01     Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release issued by NNC on September 30, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED
By:	/s/ Gordon A. Davies
Gordon A. Davies
General Counsel — Corporate and Corporate Secretary

By:	/s/ Anna Ventresca
Anna Ventresca
Assistant Secretary

Dated: October 3, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by NNC on September 30, 2005.